                                 Exhibit 10(ix)


                                       59

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                              COINSURANCE AGREEMENT

                                     Between
                   THE MANUFACTURERS LIFE INSURANCE COMPANY OF
                                  NORTH AMERICA


                                       and
                THE MANUFACTURERS LIFE INSURANCE COMPANY (U.S.A.)

10


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TABLE OF CONTENTS


                                                                       PAGE

Section 1.        Definitions                                           63
Section 2.        Reinsurance Coverage                                  64
Section 3.        Representations and Warranties of the Company         64
Section 4.        Representations and Warranties of the Reinsurer       65
Section 5.        Conditions Precedent                                  65
Section 6.        Payments by the Company                               66
Section 7.        Payments by the Reinsurer                             66
Section 8.        Expenses and Adjustments                              67
Section 9.        Payment Settlement Procedures and Reports             67
Section 10.       Administration of Policies                            68
Section 11.       Notice and Settlement of Claims                       68
Section 12.       Interest Rate Committee                               68
Section 13.       Policy Changes and New Policy Forms                   69
Section 14.       Oversights                                            69
Section 15.       Tax Matters                                           69
Section 16.       Audit of Records and Procedures                       70
Section 17.       Arbitration                                           70
Section 18.       Special Provisions                                    70
Section 19.       Insolvency                                            70
Section 20.       Offset                                                71
Section 21.       Parties to Agreement                                  71
Section 22.       Effective Date                                        71
Section 23.       Entire Agreement                                      71
Section 24.       Recapture of Reinsurance                              71
Section 25.       Termination                                           71
Section 26.       Marketing Materials                                   72
Section 27.       Severability of Provisions                            72
Section 28.       Counterparts                                          72
Section 29.       Amendments                                            72
Section 30.       No Waiver                                             72
Section 31.       Confidentiality                                       73
Section 32.       Governing Law                                         73


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TABLE OF CONTENTS - Continued


                                                                       PAGE
Schedules

Schedule A        List of Policies Included                             74
Schedule B        Reinsured Policies                                    76
Schedule C        Reimbursement of Costs                                78
Schedule D        Licenses - The Company                                84
Schedule E        Approvals - The Company                               86
Schedule F        Licenses - The Reinsurer                              87
Schedule G        Approvals - The Reinsurer                             88
Schedule H        Transfer Adjustments                                  89
Schedule I        Daily Cash Settlement Procedure                       98
Schedule J        Daily Cash Settlement Information                     99
Schedule K        Monthly Cash Settlement Information                   99
Schedule L        Rules of the Company                                 105




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                              COINSURANCE AGREEMENT

                                     Between
                   THE MANUFACTURERS LIFE INSURANCE COMPANY OF
                                  NORTH AMERICA
                    hereinafter referred to as "the Company"

                                       and
                THE MANUFACTURERS LIFE INSURANCE COMPANY (U.S.A.)
                   hereinafter referred to as "the Reinsurer"



This Agreement, executed this 1st day of January, 1999 between the Company and The Reinsurer as follows:


SECTION 1. - DEFINITIONS

"ACCOUNTING PERIOD":  As provided in Section 9 hereof.

"AFFILIATES": Respectively, any Person which directly or indirectly controls, or is under common control with, the Company, or any Person which directly or indirectly controls, or is under common control with, or is controlled by, the Reinsurer.

"BENEFIT PAYMENTS": Proceeds payable under a Reinsured Policy arising from: annuitization; death of a Policy owner or annuitant; full or partial withdrawal of amounts held in a Policy; or the maturity of a Policy. All such proceeds are net of surrender charges, market value adjustments and Premium Taxes recovered.

"BUSINESS DAY": Any references to Business Day in this Agreement will mean the days during which the Company is open for business.

"EFFECTIVE DATE":  As provided in Section 22 hereof.

"EXPERIENCE REFUND": Any amount due from the Reinsurer to the Company in excess of those provided for in Section 7 of this Agreement which is based solely on the experience of the Reinsured Policies.

"GOVERNMENTAL AUTHORITY": Any nation or government, and province, state or other political subdivision thereof, and any entity exercising executive, legislative, judicial (including an arbitrator), regulatory or administrative functions of or pertaining to government.

"MATERIAL ADVERSE EFFECT": In the case of either the Company or the Reinsurer, as appropriate, a material adverse effect on (1) its Property, business, operations, financial condition, liabilities or capitalization, individually or together with their respective Affiliates taken as whole; (2) its ability to perform its obligations under this Agreement; or (3) the validity or enforceability of this Agreement.

"PERSON": Any natural person, corporation, partnership, business trust, limited liability company, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or any other entity, whether acting in an individual, fiduciary or other capacity.

"POLICY OR POLICIES": Fixed annuity contracts and variable annuity contracts issued by the Company and covered by the terms of this Agreement as listed in Schedule A..

"PREMIUM TAXES": State taxes levied as a percent of gross premiums received, gross premium receipts, premiums collected, premiums collected or contracted for, new renewal premiums, or premiums written.

"PROMOTIONAL BONUS": Those portions of new money interest rates, renewal interest rates, settlement option rates, and annuity purchase rates for Reinsured Policies designated by the Company that exceed the Reinsurer's Supportable Rate.

"PROPERTY": Any right or interest in or to property of any kind whatsoever, whether real, personal or mixed, and whether tangible or intangible.



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"REINSURANCE PREMIUMS": The premiums received by the Company with respect to
Reinsured Policies after the Effective Date and prior to termination of this Agreement.

"REINSURED POLICY OR POLICIES": The quota share percentage of the portion of Policies as defined in Schedule B.

"REINSURED POLICY EXPENSE ALLOWANCE": Reimbursement of costs related to Reinsured Policies as set forth in Schedule C.

"REINSURER'S SUPPORTABLE RATE": New money interest rates, renewal interest rates, settlement option rates, and annuity purchase rates for Reinsured Policies agreed upon by a majority of the Reinsurer appointed membership of the Interest Rate Committee provided in Section 12.

"REQUIREMENTS OF LAW": As to any Person, the certificate of limited partnership, partnership agreement, charter and by-laws, or other organizational or governing documents as such Person, and any treaty, constitution, law, rule, order, regulation, statute, ordinance, code, decree, or determination of any Governmental Authority, in each case applicable to, binding upon or affecting any such Person or any of its Property or to which such Person or any of its Property is subject.

"STATUTORY RESERVES:" The formula for reserves for the business reinsured under the Agreement as calculated by the Company in accordance with the applicable model regulations promulgated by the National Association of Insurance Commissioners increased by any additional reserve required to meet statutory valuation requirements for any state. Such reserves will be determined so as to comply with applicable standards published by the American Academy of Actuaries or by any state regulatory authority

"UNUSUAL EXPENSES OF LAW":  As provided in Section 8 hereof.


SECTION 2. - REINSURANCE COVERAGE

(a) On the basis hereinafter stated, the Company's liability under the Policies listed in Schedule A shall be reinsured with the Reinsurer automatically for those portions of Policies as set forth in Schedule B for policies with an issue date on or after the Effective Date of this Agreement as provided in Section 22 hereof.

(b) The liability of the Reinsurer for Policies shall begin simultaneously with that of the Company but not prior to the Effective Date of this Agreement. In no event shall reinsurance under this Agreement be in force and binding unless and until the issuance and delivery of Policies underlying such reinsurance constituted the doing of business in a state of the United States or the District of Columbia in which the Company was properly licensed in good standing.

(c) Reinsurance hereunder shall be coinsurance and shall follow the Policy forms of the Company.

(d) The reinsurance under this Agreement with respect to any Policy shall be maintained in force without reduction so long as and to the extent that the liability of the Company under such Policy reinsured hereunder remains in force without reduction, unless such reinsurance is terminated or reduced as provided herein.

(e) Except as otherwise provided in this Agreement, the reinsurance provided hereunder is subject to the same limitations and conditions to which the Policies reinsured under this Agreement are subject.

(f) The Company shall notify the Reinsurer immediately, in writing, of any and all investigations of the Company or its directors, principal officers or shareholders conducted by a Governmental Authority.

(g) For purposes of this agreement, Product Exchanges, Internal Movements of Money and Settlement Contracts are considered to be a new contract.


SECTION 3.  - REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Reinsurer that:

(a) The Company has furnished the Reinsurer with copies of all forms, applications, rates, and values with respect to the Policies and shall keep the Reinsurer informed with respect to any changes or modifications to such forms, applications, rates or values in accordance with Section 13 herein.


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(b) The Company's authority to conduct an insurance business is in good standing in all jurisdictions identified on Schedule D for the lines of business identified therein and that it has not been placed in, nor does it have any reason to believe that it is about to be placed in supervision, rehabilitation, receivership, suspension or liquidation by any insurance department.

(c) The Company (1) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (2) has all necessary corporate power and authority to entitle it to use its name, to own, lease or otherwise hold its properties and assets, to carry on its business as currently conducted, to perform its obligations, and (3) is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

(d) The Company has full corporate power and authority to execute, deliver and perform its obligations under this Agreement, and has taken all necessary corporate and other action to authorize the ceding of the Policies under the terms of this Agreement. Except as shall have been obtained and set forth on Schedule E, no consent or approval of any Person, no waiver of any right of distraint or other similar right, and no consent, license, approval, authorization or declaration of, filing with or other act by or in respect of any Governmental Authority, was, is or will be required in connection with the fulfillment of the Company's duties under this Agreement.

(e) This Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms.

(f) The Policies are in compliance with all applicable Requirements of Law and are on forms approved in all material respects by the appropriate Governmental Authorities except to the extent that failure to be in compliance therewith does not have a Material Adverse Effect.

(g) There are no material misrepresentations or omissions contained in the information provided to the Reinsurer prior to the date of this Agreement.





SECTION 4.  - REPRESENTATIONS AND WARRANTIES OF THE REINSURER

The Reinsurer hereby represents and warrants to the Company that:

(a) The Reinsurer's authority to conduct an insurance business is in good standing in all jurisdictions identified on Schedule F for the lines of business identified therein and that it has not been placed in, nor does it have any reason to believe that it is about to be placed in supervision, rehabilitation, receivership, suspension or liquidation by any insurance department.

(b) The Reinsurer (1) is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan, (2) has all necessary corporate power and authority to entitle it to use its name, to own, lease or otherwise hold its properties and assets, to carry on its business as currently conducted, to perform its obligations, and (3) is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

(c) The Reinsurer has full corporate power and authority to execute, deliver and perform its obligations under this Agreement, and has taken all necessary corporate and other action to authorize the reinsurance of the Policies under the terms of this Agreement. Except as shall have been obtained and set forth on Schedule G, no consent or approval of any Person, no waiver of any right of distraint or other similar right, and no consent, license, approval, authorization or declaration of, filing with or other act by or in respect of any Governmental Authority, was, is or will be required in connection with the fulfillment of the Reinsurer's obligations under this Agreement.

(d) This Agreement has been duly executed and delivered by the Reinsurer and constitutes the valid and legally binding obligation of the Reinsurer, enforceable in accordance with its terms.

(e) There are no material misrepresentations or omissions contained in the information provided to the Company prior to the date of this Agreement.


SECTION 5.  - CONDITIONS PRECEDENT

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(a) The obligations of the Company and the Reinsurer hereunder are expressly subject to the approvals of the insurance commissioners, directors, or superintendents, as the case may be, of the insurance departments necessary for the consummation of the reinsurance contemplated by this Agreement, and such approvals shall be in full force and effect, and shall not impose upon either the Company or the Reinsurer any material conditions or other requirements that would impose upon either party any material additional costs.

(b) The obligations of the Reinsurer hereunder are expressly subject to the Reinsurer not having discovered prior to the Closing Date material errors, omissions or liabilities previously undisclosed to it in the due diligence investigation and documentation furnished to the Reinsurer by the Company prior to the date hereof.

(c) The obligations of the Company hereunder are expressly subject to the Company not having discovered prior to the Closing Date material errors, omissions or liabilities previously undisclosed to it in the due diligence investigation and documentation furnished to the Company by the Reinsurer prior to the date hereof.









SECTION 6. - PAYMENTS BY THE COMPANY

(a) Payment of Reinsurance Premiums

    To effect or continue reinsurance with respect to Policies in force on or after the Effective Date and prior to the termination of this Agreement, the Company shall pay to the Reinsurer the Reinsurance Premiums.

(b) Promotional Bonus

    The Company will pay the Reinsurer the cost assessed to the Company under Section 18.

(c) Adjustments on Transfers

    The Company will pay to the Reinsurer any amounts transferred to Reinsured Policies, after the Effective Date, that were not previously Reinsured Policies, less any transfer adjustments as determined in accordance with Schedule H.

(d) Payment Procedures

    All amounts payable by the Company to the Reinsurer under this Section will be made in accordance with the terms and procedures set forth in Section 9 for payments required by this Agreement.

SECTION 7. - PAYMENTS BY THE REINSURER

(a) Benefits Payments

    Benefit Payments will first be paid by the Company and the Reinsurer will thereafter reimburse the Company for such Benefit Payments.

(b) Reinsured Policy Expense Allowances

    The Reinsurer shall pay the Company the full amount of the Reinsured Policy Expense Allowances as specified in Schedule C.

(c) Premium Taxes

    The Reinsurer will reimburse the Company for Premium Taxes incurred by the Company with respect to the Reinsured Policies.

(d) Policy Loans


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    Loans on Policies will be paid by the Company to Contract owners and the Reinsurer shall fund the Company for any such loans with respect to the Reinsured Policies and the Company shall pay the Reinsurer interest and principal with respect to such loans as such amounts are remitted by the Policy owner.

(e) Adjustments on Transfers

    The Reinsurer will pay to the Company any amounts transferred after the Effective Date that were not previously Reinsured Policies to Reinsured Policies, less any transfer adjustments as determined in accordance with Schedule H.


(f) Payment Procedures

    All amounts payable by the Reinsurer to the Company under this Section will be made in accordance with the terms and procedures set forth in Section 9 for payments required by this Agreement.


SECTION 8. - EXPENSES AND ADJUSTMENTS

(a) The Reinsurer shall bear no part of the expenses incurred in connection with the Policies reinsured hereunder, except as otherwise provided in this Agreement.

(b) Any Unusual Expenses incurred by the Company in defending or investigating a claim for Benefit Payments or in rescinding a Policy reinsured hereunder shall be participated in by the Reinsurer in the same proportion as the Reinsured Policy bears to the total liability under such Policy.

(c) For purposes of this Agreement, it is agreed that penalties, attorney's fees, and interest that are imposed automatically by statute and that arise solely out of a judgment rendered against the Company in a suit for Benefit Payments shall be considered Unusual Expenses.

(d) The Reinsurer shall not pay the Company an Experience Refund under this Agreement.

(e) In no event, however, shall the following categories of expenses or liabilities be considered for purposes of this Agreement as Unusual Expenses:

    (1)  routine investigative or administrative expenses;

    (2) expenses, fees, settlements or judgments arising out of or in connection with claims of entitlement to Benefit Payments which the Company admits are payable;

    (3) expenses, fees, settlements or judgments arising out of or in connection with claims against the Company for punitive or exemplary damages; and

    (4) expenses, fees, settlements or judgments arising out of or in connection with claims made against the Company and based on alleged or actual bad faith, failure to exercise good faith, or tortious conduct.

(f) In the event that the coverage provided by Reinsured Policies is increased or reduced because of a misstatement of age or sex, the reinsurance hereunder shall increase or reduce proportionately.


SECTION 9. - PAYMENT SETTLEMENT PROCEDURES AND REPORTS

(a) Daily Cash Settlement

    The Company and the Reinsurer will establish and maintain a daily cash settlement procedure in accordance with the principles set forth in Schedule I, using approximations where required, to cover substantially all of the amounts due under this Agreement. The daily cash settlement procedures may be amended as agreed by the parties to help minimize the amount of net settlements due at the end of each Accounting Period.

(b) Payments Due


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    Except as otherwise specifically provided herein, all amounts due to be paid to either the Reinsurer or the Company shall be determined daily on a net basis. If such amounts cannot be determined on any day on an exact basis, such payments will be paid on an estimated basis and any final adjustments are to be made within fifteen (15) days after each Accounting Period as defined in subsection (d) below.

(c) Accounting Period

    The Accounting Period for this Agreement shall be a calendar month. The Company and the Reinsurer shall each reconcile the reinsurance transactions and payments contemplated by this Agreement in accordance with Schedule H at the end of each Accounting Period.

(d) Reports

    The Reports prescribed in Schedule H will be provided by the Company to the Reinsurer within fifteen (15) days of the end of each Accounting Period.


SECTION 10. - ADMINISTRATION OF POLICIES

(a) The Company will have the ultimate authority for the administration of the Policies. Notwithstanding the foregoing, the Company will administer the Policies pursuant to servicing standards mutually agreed upon by the Company and the Reinsurer, and in no event shall the Company administer the Policies in any manner that is not in accordance with all Requirements of Law and with standard industry custom, except to the extent that the failure to be in accordance with such Requirements of Law and standard industry custom would not have a Material Adverse Effect.

(b) The Company will indemnify and hold harmless the Reinsurer, its officers, directors, employees, and agents (each as "Indemnified Party") from, and shall reimburse as Indemnified Party for, all loss arising out of any claim against such Indemnified Party arising out of any action or failure to act by the Company or its representatives in respect of the administration of the Policies. For purposes of this subsection, "loss" shall include all fees, costs, penalties, judgments and expenses of any kind reasonably incurred by an Indemnified Party in investigating, preparing for, defending against or taking any other action with respect to a threatened or asserted claim.


SECTION 11. - NOTICE AND SETTLEMENT OF CLAIMS

(a) The Company will promptly notify the Reinsurer in writing after receipt of any information regarding a claim for Benefits Payments and the institution of any legal proceeding in respect of such claim. The Reinsurer will be furnished copies of any proofs or other documents bearing on such claim or proceeding upon request.

(b) The Company will promptly notify the Reinsurer in writing or its intention to contest any claims for Benefits Payments. The Reinsurer will accept the good faith decision of the Company in settling any claim for Benefits Payments and shall pay its share of net reinsurance liability upon receiving proper evidence of the Company's having settled with the claimant. In no event will the Reinsurer be required to reimburse the Company for any Benefits Payments greater than those guaranteed by the Policies.

(c) If the Company should contest any claim or proceeding and the amount of net liability thereby be reduced, or if at any time the Company should recover monies from any third party in connection with or arising out of any claim reinsured by the Reinsurer, the Reinsurer's liability hereunder shall be reduced accordingly.

(d) Notwithstanding the foregoing, the Reinsurer shall have the right to consult with the Company in respect of the handling of any claim and, at its own expense, shall have the right to participate in the defense of any claim.



SECTION 12. - INTEREST RATE COMMITTEE

(a) An Interest Rate Committee will be established by the Reinsurer and the Company. The Committee members will be selected from the Reinsurer's and the Company's then-current employees or their respective affiliates' employees.

(b) The Committee will be authorized to determine interest rate crediting methodologies and to recommend new money interest rates, renewal interest rates, settlement option rates, and annuity purchase rates for the Policies. Such methodologies and


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rates will be based on indices, or other information relevant to the appropriate maturities of the Policies. The Company has the right to approve or reject all rates recommended by the Committee. Any Promotional Bonus will be subject to the terms of Section 18.

(c) The Committee will establish the procedures for its operations including, but not limited to, determining the frequency of meetings, frequency of interest rate reviews, maintenance of minutes for meetings of the Committee, and notice requirements for any unscheduled meetings. Meetings will generally be conducted by teleconference. A quorum for any meetings of the Committee will be at least one representative from each of the Company and the Reinsurer. Members in attendance may cast the votes of those absent members from their respective group.


SECTION 13. - POLICY CHANGES AND NEW POLICY FORMS

(a) If any change is made with respect to any Policies, including but not limited to changes in the terms and conditions of a Policy issued by the Company, or a change in the method used to calculate the reserves on a Policy, and such change affects Reinsured Policies, the Company will notify the Reinsurer promptly in writing of such change.

(b) For purposes of this Agreement, any of the types of changes described in subsection (a) above will be deemed to be the issuance of a new policy form by the Company and policies issued by the Company on such new policy form will not automatically be considered Policies subject to this Agreement. The Reinsurer, in its full and unfettered discretion, will decide whether the policies utilizing the new policy form will be Policies subject to this Agreement and the Company shall be bound by the Reinsurer's decision. The Reinsurer shall inform the Company whether the Reinsurer wishes to include policies utilizing the new policy form as Policies subject to this Agreement within 30 days of the notice provided to the Reinsurer by the Company pursuant to Section 13(a) hereof.


SECTION 14. - OVERSIGHTS

(a) If either the Company or the Reinsurer shall unintentionally perform an obligation incorrectly or fail to perform an obligation under this Agreement or perform an obligation incorrectly, such error or omission shall be corrected as soon as reasonably possible after its discovery and both the Company and the Reinsurer will be restored to the positions they would have been in had no such error or omission occurred. For purposes of this Agreement, errors and omissions are defined as clerical mistakes made inadvertently and exclude errors of judgment and all other forms of errors or omissions.









SECTION 15. - TAX MATTERS

(a) Pursuant to IRC Section 848, insurance companies are required to capitalize and amortize specified policy acquisition expenses. The amount capitalized is determined by proxy based on a percentage of "reinsurance premiums" as defined by the IRS regulations relating to IRC Section 848. At the Reinsurer's request, the Company will reimburse the Reinsurer for any positive timing cost to the Reinsurer which results from the application of IRC Section 848 to the Policies reinsured under this Agreement and which the Reinsurer considers material. At the Company's request, the Reinsurer will reimburse the Company for the absolute value of any negative timing cost to the Company which results from the application of IRC Section 848 to the Policies reinsured under this Agreement and which the Company considers material.

(b) The Company and the Reinsurer agree that the party with net positive consideration under this Agreement will capitalize specified Policy acquisition expenses with respect to the Policies reinsured under this Agreement without regard to the general deductions limitation of IRC Section 848(c)(1). The Company and the Reinsurer will exchange information pertaining to the amount of net cash consideration under this Agreement each year to ensure consistency. The Company will submit a schedule to the Reinsurer by May 1st of each year showing its calculation of the net consideration for the preceding taxable year. The Reinsurer may contest the calculation in writing within thirty (30) days of receipt of the Company's schedule. Any difference will be resolved between the parties so that consistent amounts are reported on the respective tax returns for the preceding taxable year. This election to capitalize specified Policy acquisition expenses without regard to the general deductions limitation is effective for all taxable years during which this Agreement remains in effect.


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SECTION 16. - AUDIT OF RECORDS AND PROCEDURES

(a) The Reinsurer and the Company each shall have the right during normal business hours and at reasonable intervals, to audit, at the office of the other, all records and procedures relating to reinsurance under this Agreement. Books and records shall be maintained in accordance with prudent standards of insurance company record keeping and must be retained for a period of at least seven (7) years from the date of creation.


SECTION 17. - ARBITRATION

(a) It is the intention of the parties that the customs and usages of the business of reinsurance shall be given full effect in the interpretation of this Agreement. The parties shall act in all things with the highest good faith. A dispute or difference between the parties with respect to the operation or interpretation of this Agreement on which an amicable understanding cannot be reached, including but not limited to claims for rescission of the Agreement, shall be decided by arbitration. The arbitrators are empowered to decide all questions or issues and shall be free to reach their decisions from the standpoint of equity and customary practices of the insurance and reinsurance industry rather than from that of strict law.

(b) To initiate arbitration, a party shall send by certified mail, return receipt requested, to the other party's home office a notice demanding arbitration. The notice shall include the issues for decision and the remedies sought. The party receiving the notice shall thereafter have thirty days within which to respond in writing.

(c) There shall be three arbitrators who shall be active or retired officers of life insurance companies other than the contracting companies or their affiliates. Each of the contracting companies shall appoint one of the arbitrators and these two arbitrators shall select the third. In the event that either contracting company should fail to choose an arbitrator within thirty days after the response to the demand for arbitration, the other contracting company may choose two arbitrators, who shall in turn choose a third arbitrator before entering arbitration. If the two arbitrators are unable to agree upon the selection of a third arbitrator within thirty days following their appointment, each arbitrator shall nominate three candidates within ten days thereafter, two of whom the other shall decline and the decision shall be made by drawing lots.

(d) The decision in writing of any two arbitrators when filed with the parties hereof, shall be final and binding on both parties. Judgment may be entered upon the final decision of the arbitrators in any court having competent jurisdiction. Each party shall bear the expense of its own arbitrator, and with the other party shall bear equally the expense of the third arbitrator and of the arbitration.

(e) In the event of arbitration, the arbitration hearing shall take place in Boston, Massachusetts, unless another location is agreed to in writing by both the Company and the Reinsurer.

(f) This Section 17 constitutes a separate and independent agreement between the Company and the Reinsurer and shall remain in force even after termination of this Agreement and even if the Agreement is found wholly or partially void or is disputed. The arbitrators shall decide upon the validity of this Agreement and, in case of its invalidity, upon any dispute between the parties.


SECTION 18. - SPECIAL PROVISIONS

    Promotional Bonus

    On a case by case basis, the Reinsurer will determine the extent to which it will share in the costs, if any, associated with a Promotional Bonus. If a Promotional Bonus is offered by the Company without the Reinsurer's prior written approval and agreement to share the cost of such Promotional Bonus, then the Company shall be assessed the full amount of costs associated with the Promotional Bonus.


SECTION 19. - INSOLVENCY

(a) In the event of the insolvency of the Company, all reinsurance shall be payable directly to the liquidator, receiver, or statutory successor of the Company, without diminution or increase because of the insolvency of the Company.


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(b) In the event of insolvency of the Company, the liquidator, receiver, or statutory successor shall give the Reinsurer written notice of the pendency of a claim on a Reinsured Policy within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of any such claim, the Reinsurer may investigate such claim and interpose in the name of the Company (its liquidator, receiver or statutory successor), but at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses which the Reinsurer may deem available to the Company or its liquidator, receiver or statutory successor.

(c) The expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer. Where two or more reinsurers are participating in the same claim and a majority in interest elect to interpose a defense or defenses to any such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expenses had been incurred by the Company.


SECTION 20. - OFFSET

(a) Any debts or credits, matured or unmatured, liquidated or unliquidated, regardless of when they arose or where incurred, in favor of or against either the Company or the Reinsurer with respect to this Agreement or with respect to any other claim of one party against the other under this Agreement or any other Agreement between the parties are deemed mutual debts or credits, as the case may be, and shall be set off dollar for dollar, and only the balance shall be allowed or paid, regardless of the solvency of either party.

SECTION 21. - PARTIES TO AGREEMENT

(a) This is an Agreement for coinsurance solely between the Company and the Reinsurer. The acceptance of reinsurance hereunder shall not create any right or legal relation whatsoever between the Reinsurer and the insured or the beneficiary under any Policy, and the Company shall be and remain solely liable to such insured or beneficiary under any such Policy.

(b) This Agreement may not be assigned by either party without the prior written approval of the other party. However, the Reinsurer reserves the right to retrocede the reinsurance assumed under this Agreement to one or more of its affiliated insurance companies. Except for the foregoing, the Reinsurer shall not retrocede the Policies reinsured hereunder without the prior written authorization by the Company.

SECTION 22. - EFFECTIVE DATE

(a) The Effective Date for the reinsurance provided under this Agreement shall be January 1, 1999.

SECTION 23. - ENTIRE AGREEMENT

(a) This Agreement constitutes the entire agreement between the Company and the Reinsurer with respect to the risks reinsured hereunder and there are no understandings between the parties other than as expressed in this Agreement.

SECTION 24. - RECAPTURE OF REINSURANCE

(a) Once each calendar year, the Company shall have the option to recapture existing contracts reinsured hereunder. If the Company elects to recapture, recapture will occur subject to a mutually acceptable schedule determined at the time recapture is elected.

SECTION 25. - TERMINATION

(a) This Agreement may be terminated at any time by either the Reinsurer or the Company upon six (6) months written notice with respect to reinsurance of Policies not yet placed in force. Upon termination pursuant to this subsection
(a), the Reinsured Portions of Policies in force at the time of termination shall continue to be reinsured pursuant to the terms of this Agreement. The payment of Reinsurance Premiums by the Company to the Reinsurer in respect of Reinsured Portions shall be a condition precedent to the liability of the Reinsurer in respect of those Reinsured Portions.

(b) At the end of any Accounting Period, this Agreement shall automatically terminate if none of the Policies reinsured hereunder are in force.

(c) The failure to make payments in accordance with Section 9 shall permit the aggrieved party to terminate this Agreement with respect to all Policies following thirty (30) days written notice to the party in default provided the party in default has not cured such default within that notice period.

SECTION 26. - MARKETING MATERIALS

(a) No marketing materials, prospectuses, broker communications or other communications of the Company or the Reinsurer which refer to the other party hereto shall be distributed in any manner without the prior approval of such other party.



SECTION 27. - SEVERABILITY OF PROVISIONS

(a) If any provision of this Agreement is declared null and void by any Government Authority, each party will have the right to terminate this Agreement upon five (5) days written notice to the other party. Upon such termination the Reinsurer shall transfer to the Company a total amount, in cash or assets having fair market value acceptable to the Company, equal to the net consideration with respect to the Reinsured Portions in effect as of the effective date of such termination. Upon transfer pursuant to this section 27, the Reinsurer shall have no liability whatsoever with respect to such reinsurance.

SECTION 28. - COUNTERPARTS

(a) This Agreement may be executed in several counterparts and each shall have the same force and effect as an original.

SECTION 29. - AMENDMENTS

(a) Any amendment, alteration, modification, variation or addition to this Agreement shall only be valid if in writing and executed by both parties hereto.


SECTION 30. - NO WAIVER

(a) The failure of any party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of such provisions, nor in any way to affect the validity of this Agreement, or any part thereof, or the rights of any party to thereafter enforce each and every provision.

SECTION 31. - CONFIDENTIALITY

(a) The Reinsurer or the Company, as the case may be, will handle confidential information received from the other party in accordance with standards of care and confidentiality that it applies to its own records, trade secrets and proprietary information.


SECTION 32. - GOVERNING LAW

   This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.


IN WITNESS WHEREOF, THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA and THE MANUFACTURERS LIFE INSURANCE COMPANY (U.S.A.) have by their respective officers executed this Agreement in duplicate on the date first mentioned above.

THE MANUFACTURERS LIFE                      THE MANUFACTURERS LIFE
INSURANCE COMPANY OF NORTH                  INSURANCE COMPANY (U.S.A.)
AMERICA

________________________________            ________________________________
By                                                      By


________________________________            ________________________________
Title                                                  Title

                   THE MANUFACTURERS LIFE INSURANCE COMPANY OF
                                  NORTH AMERICA

                              COINSURANCE AGREEMENT
                                   SCHEDULE A

THE REINSURED THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA PRODUCTS UNDER THIS AGREEMENT ARE LISTED BELOW.

   STANDARD
   POLICY FORM CODE*                         PRODUCT ADMINISTRATIVE CODE

   DEFERRED ANNUITIES AND ANNUITIZATIONS WITH FIXED PAYOUT OPTIONS

   Venture Fixed Annuity
   204-FA                                                        VEN 4

   Venture Variable Annuity (Annuitizations with fixed payout options only)
   200-VA                                                        VEN 1
   203-VA                                                        VEN 3

   Venture Variable Annuities - Fixed Options
   207-VFA                                                       VEN 7
   207-VFA                                                       OWN 7
   VFA.CONT, VFA.CERT                                            VEN 8
   207-VFA                                                       VEN 17
   VFA.CONT,VFA.CERT                                             VEN 18
   VENTURE.001, VENTURE.005                                      VEN 20
   VENTURE.001, VENTURE.005                                      VEN 21
   VENTURE.003, VENTURE.004                                      VEN 22
   VENTURE.003, VENTURE.004                                      VEN 23
   VENTURE.001, VENTURE.005                                      VEN 25
   VENTURE.003, VENTURE.004                                      VEN 26
   207-VFA                                                       VEN 27
   VENTURE.001, VENTURE.005                                      MLL 25
   VENTURE.003, VENTURE.004                                      MLL 26
   207-VFA                                                       MLL 27

   Venture Vision Product - Fixed Options
   VEN 10                                                        VIS 5, VIS 6
   VISION.001                                                    VIS 25, VIS 26

   Venture Vantage Product - Fixed Options
   VENTURE.015                                                   VTG20, VTG21,
                                                                 VTG25

   Venture Group Unallocated Annuities - Fixed Options only      All Product
   UGA                                                           Administrative
                                                                 codes starting
                                                                 with "G"

   Venture Market Value-adjusted Annuity
   VENTURE.010, VENTURE.030,                                     All Product
   VENTURE.031                                                   Administrative
                                                                 codes starting
                                                                 with "MVA"

   Manulife Venture Rollover Annuities - Fixed Options
   VENTURE.025, VENTURE.026                                      MRPG01
   207-VFA                                                       MRP07
   207-VFA                                                       MRP17
   VENTURE.001, VENTURE.005                                      MRP20
   VENTURE.001, VENTURE.005                                      MRP21

   VENTURE.003, VENTURE.004                                      MRP22
   VENTURE.003, VENTURE.004                                      MRP23
   VENTURE.001, VENTURE.005                                      MRP25
   VENTURE.003, VENTURE.004                                      MRP26
   207-VFA                                                       MRP27

   IMMEDIATE PAYOUT ANNUITIES (FIXED OPTIONS ONLY)

   206-IA                                                        VEN 6 Fixed
                                                                 Immediate

   *Slight variations to the identified policy form codes may exist by state.

                   THE MANUFACTURERS LIFE INSURANCE COMPANY OF
                                  NORTH AMERICA

                              COINSURANCE AGREEMENT
                                   SCHEDULE B

THE REINSURED THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA RELATED PRODUCT COINSURANCE PERCENTAGES ARE LISTED BELOW. THIS AGREEMENT COVERS THE FIXED ACCOUNT OPTIONS IN BOTH THE ACCUMULATION (DEFERRED ) AND PAYOUT PHASES OF THESE CONTRAST. THE LOAN COLLATERAL ACCOUNT UNDER A CONTRACT SHALL BE INCLUDED AS A FIXED ACCOUNT OPTION.

   PRODUCT ADMINISTRATIVE CODE                         COINSURANCE PERCENTAGE

   DEFERRED ANNUITIES AND ANNUITIZATIONS WITH FIXED PAYOUT OPTIONS

   Venture Fixed Annuity
            VEN 4                                                100%

   Venture Variable Annuity (Annuitizations with fixed payout options only)
            VEN 1                                                100%
            VEN 3                                                100%

   Venture Variable Annuities - Fixed Options
            VEN 7                                                100%
            OWN 7                                                100%
            VEN 8                                                100%
            VEN 17                                               100%
            VEN 18                                               100%
            VEN 20                                               100%
            VEN 21                                               100%
            VEN 22                                               100%
            VEN 23                                               100%
            VEN 25                                               100%
            VEN 26                                               100%
            VEN 27                                               100%
            MLL 25                                               100%
            MLL 26                                               100%
            MLL 27                                               100%

   Venture Vision Product - Fixed Options
            VIS 5, VIS 6                                         100%
            VIS 25, VIS 26                                       100%

   Venture Vantage Product - Fixed Options
            VTG 20, VTG21, VTG 25                                100%

   Venture Group Unallocated Annuities - Fixed Options only
            All Product Administrative
            codes starting with "G"                              100%

   Venture Market Value-adjusted Annuity
            All Product Administrative
            codes starting with "MVA"                            100%

   Manulife Venture Rollover Annuities - Fixed Options
            MRPG01                                               100%
            MRP07                                                100%
            MRP17                                                100%
            MRP20                                                100%

            MRP21                                                100%
            MRP22                                                100%
            MRP23                                                100%
            MRP25                                                100%
            MRP26                                                100%
            MRP27                                                100%

         IMMEDIATE PAYOUT ANNUITIES (FIXED OPTIONS ONLY)

                  VEN 6 Fixed Immediate                          100%

SCHEDULE C: COMPENSATION ALLOWANCE


                            [INTENTIONALLY OMITTED]

                   THE MANUFACTURERS LIFE INSURANCE COMPANY OF
                                  NORTH AMERICA

                              COINSURANCE AGREEMENT
                                   SCHEDULE D

                               INSURANCE LICENSES


                  EXPIRATION
                  DATE OF
STATE:            CERTIFICATE:            COVERAGE:
------            ------------            ---------
Alabama           Permanent               Life,   Disability   and   Annuities   and
                                          Variable Authority

Alaska            Permanent               Life (includes  Annuities and  Disability),
                                          Variable Annuities and Variable
                                          Life

Arizona           Permanent               Life  (includes  Annuities),  Disability and
                                          Variable Authority

Arkansas          Permanent               Life,  (includes  Annuities)   Disability,
                                          Variable Annuities and Variable Life

California        Permanent               Life  (includes  Annuities),  Disability
                                          and Variable Annuities

Colorado          Permanent               Life,  Annuities,  Health and Accident,
                                          Credit Life, Credit Accident &
                                          Health, Group Life, Variable Annuities

Connecticut       5/95                    Life,  (includes  Annuities)  Variable
                                          Annuities and Reinsurance

D.C.              5/1/95                  Life,  Annuities  (individual,  group and
                                          variable), and Group Life

Delaware          Permanent               Life  (includes  Annuities),   Health,  Credit
                                          life, Credit Health, Variable
                                          Annuities and Variable Life

Florida           Permanent               Life, Annuities, Group Life and Variable Annuities

Georgia           6/30/95                 Life  (includes  Annuities),  Health and
                                          Accident and Variable Authority

Hawaii            Permanent               Life (includes Annuities) and Variable Authority

Idaho             Permanent               Life   (includes   Annuities  and   Disability)
                                          and Variable Authority

Illinois          7/95                    Life  (includes  Annuities),  Accident and
                                          Health and Variable Products

Indiana           Permanent               Life,  Annuities,  Variable  Annuities  and
                                          Variable Life

Iowa              6/95                    Life (includes  Annuities,  Variable  Life,
                                          Variable Annuities, and Credit
                                          Life), Individual Accident, Individual
                                          Accident and Health, Group
                                          Accident   and  Health,   Individual   Hospital
                                          and Medical Expenses

Kansas            Permanent               Life (includes Annuities) and Variable Authority

Kentucky          Permanent               Life, Annuities and Variable Authority

Louisiana         Permanent               Life    (includes    Annuities),     Health,
                                          Accident and Variable Authority

Maine Life (includes annuties and variable annuities) Health and Variable Life

                              COINSURANCE AGREEMENT
                             SCHEDULE D (CONTINUED)

                               INSURANCE LICENSES

Maryland          6/30/95                 Life (includes  Annuities),  Health,  Variable
                                          Annuities and Variable Life

Massachusetts     6/30/95                 Life  (includes  Annuities),   Health,  Accident
                                          and Variable Annuities

Michigan          Permanent               Life  (includes  Annuities),  Disability and
                                          Variable Annuities

Minnesota         6/1/95                  Life, Annuities and Variable Contracts

Mississippi       1/1/95                  Life (includes Annuities), Variable Contracts

Missouri          Permanent               Life (includes Annuities) and Variable Contracts

Montana           Permanent               Life  (includes  Annuities),  Disability and
                                          Variable Annuities

Nebraska          4/95                    Life   (includes   Annuities),    Health,
                                          Accident, Variable Annuities and
                                          Variable Life

Nevada            Permanent               Life  (including   Variable  Annuities  and
                                          Variable Life)

New Hampshire     None

New Jersey        5/1/95                  Life, Health, Annuities and Variable Contracts

New Mexico        Permanent               Life  (includes   Annuities),   Health  and
                                          Variable Annuities


North Carolina    6/30/95                 Life, Annuities (includes Variable Annuities)

North Dakota      Permanent               Life  and  Annuities,   Health,  Accident,
                                          Variable Annuities and Variable Life

Ohio              7/1/95                  Life,  Accident,  Health,  Disability,
                                          Annuities and Variable authority

Oklahoma          2/28/95                 Life  (includes  Annuities),  Health and
                                          Accident,  Variable Annuities and
                                          Variable Life

Oregon            Permanent               Life  (includes   Annuities),   Health  and
                                          Variable products authority

Pennsylvania      3/31/95                 Life,   Annuities,   Variable   Life   and
                                          Variable Annuities

Puerto Rico       6/30/95                 Life  (includes  Annuities),  Disability and
                                          Variable Annuities

Rhode Island                              Life, Health, Variable Annuities and Variable Life

South Carolina    Permanent               Life  (includes  Annuities),  Accident and
                                          Health and Variable Contracts

South Dakota      Permanent               Life  (includes  Annuities),  Variable  Annuities
                                          and Variable Life

Tennessee         Permanent               Life (includes Annuities) and Variable Contracts

Texas             Permanent               Life  (includes  Annuities),   Accident  and
                                          Health, Variable Annuities


                              COINSURANCE AGREEMENT
                             SCHEDULE D (CONTINUED)

                               INSURANCE LICENSES

Utah              3/1/95                  Life,  Disability,   Annuities,   Variable  Life
                                          and Variable Annuities

Vermont           Permanent               Life,  Annuities  (includes  variable),  and
                                          Variable Life

Virginia          6/30/95                 Life,   Individual  Accident  &  Health,
                                          Annuities, Credit Life, Credit Accident and Health,
                                          Variable Life and Variable Annuities

Washington        Permanent               Life   (includes   Annuities),   Variable
                                          Life  and Variable Annuities

West Virginia     5/31/95                 Life (includes  Annuities and  Disability),
                                          Variable authority

Wisconsin         Permanent               Life and  Annuities,  Disability,  Variable  Life
                                          and Variable Annuities

Wyoming           Permanent               Life (includes Annuities) and Variable Contracts

                              COINSURANCE AGREEMENT
                                   SCHEDULE E

                        DELAWARE DEPARTMENT OF INSURANCE

                              COINSURANCE AGREEMENT
                                   SCHEDULE F

                   JURISDICTIONS AND LINES OF BUSINESS THEREIN

                              COINSURANCE AGREEMENT
                                   SCHEDULE G


                                      NONE

                             COINSURANCE AGREEMENT
                                   SCHEDULE H

                            TRANSFER OF ADJUSTMENTS


                            [INTENTIONALLY OMITTED]

                              Coinsurance Agreement
                                   Schedule I

The following reports and data feeds are to be provided by the Company to the Reinsurer. The data contents will only include information related to the reinsured business.

I.       Daily Reports
                  Daily cash settlement statement (Schedule J) by 4:00 p.m. on the following business day.

         II.   Month end reports and data feeds1

                  A.  By the third business day after month end

                         o        Liability database reserve feed2
                         o        Annuitized census data feed3
                         o Liability database and accounting activity data feeds4
                         o        Policy loan progressions, reports and
                                  reconciliations

              B.  By the fourth business day after month end

                         o        Month end ceding statement data feed
                                  (Schedule K)
                         o        Exhibits and supporting data for the
                                  computation of the
                                 Policy Expense Allowances (as defined in
                                 Schedule C) and
                                 the Adjustments on Transfers (as defined in Schedule H).
                         o Statutory reserve summary by product and by company
                         o        Progression of Deferred Account
                                  Values/Annuitized Reserves
                                 by product and by company showing specific transactions
                                 (month only and year to date).

----------------

1 Based upon technology and business reporting needs, the content, format, and interim report/file substitutes will be negotiated as needed by the appropriate Accounting and Valuation staff of the Reinsurer and the Company.

2 At a minimum, they will contain the following Company information on a policy level basis: For the deferred business: (a) ending account value, by fund option, duration and interest rate; (b) surrender charges; (c) owner and annuitant age and (d) plan code.

3 For the annuitized business: ending policy census data including annuity option; annuitant date of birth, rated age, and sex; annuity payment frequency, amount, option, and date of first and last payments; cost of living adjustments; pricing date; issue date; unloaded net premium and expense loads; state; and reserve valuation modes and rates.

4 At a minimum, they will contain the following Company information on a policy level basis for both deferred and annuitized business: ceding statement activity for the period for each plan code segregated by qualified vs. nonqualified, individual vs. group and by state.

                              Coinsurance Agreement
                                   Schedule J

                        Daily Cash Settlement Information


Company:  ___________

For Activity of:  _____________

                                                                        Daily    Month to   Quarter   Year to
                                                                       Activity    Date     to date    date


Deferred Activity Only

(1)   New Policy Premium
(2)   Transfer/Exchanges  from Variables
     (a) Transfers from Variable to Fixed
     (b) Product Exchanges from Variable to Fixed
     (c) Total Transfers in [(2a)+(2b)]
(3)   Total Inflow to Fixed [(1)+(2c)]
     (4) Partial withdrawals  (including SWIP's)
(5)   Full Terminations (Account Value only)
(6)  Transfers/Exchanges from Fixed
     (a)   Transfers from Fixed to Variable
     (b)   Product Exchanges from Fixed to Variable
     (c)        Total Transfers Out [(6a)+(3b)]
(7)   Death Benefit (Account Value Only)
(8)   Market Value Adjustments Collected
(9)   Surrender Charges Collected
(10)  Total Outflow from Fixed
     [(4)+(5)+(6c)+(7)-(8)-(9)]
(11)     Net Fixed Cashflow [(3)-(10)]
(12)     Allowances
     (a)    Commissions Paid (see schedule)
     (b)    Issue Expenses [.38% x (1)]  (est.)
     (c)    Maintenance Expenses [$5,000 per day]  (est.)
     (d)    Transfer settlement [.05 x ((2c) - (6c))]  (est.)
     (e)        Total allowances [(12a)+(12b)+(12c)+(12d)]
(13)  CASH DUE TO (FROM) PSI [(11) - (12e)]



Prepared by:    __________________________

Approved by:    __________________________

Date Prepared:  __________________________




                              Coinsurance Agreement
                                   Schedule K

                       Monthly Cash Settlement Information

Company:  ___________

For Activity of:  _____________

                                                                       Month to  Quarter   Year to
                                                                        Date     to date    date
(A)   Deferred Activity Only

(1)      New Policy Premium

(2)      Transfer/Exchanges from Variables
     (a)      Transfers from Variable to Fixed
     (b)      Product Exchanges from Variable to Fixed
     (c)           Total Transfers In [(2a)+(2b)]
(3)      Total Inflow to Fixed [(1)+(2c)]
(4)      Partial withdrawals (including SWIP's)
(5)      Full Terminations (Account Value only)
(6)      Transfers/Exchanges from Fixed
     (a)   Transfers from Fixed to Variable
     (b)   Product Exchanges from Fixed to Variable
     (c)         Total Transfers Out [(6a)+(6b)]
(7)      Death Benefit (Account Value only)
(8)      Market Value Adjustments Collected
     (a)    Collected
     (b)    Waived
     (c)        Total [(8a) +(8b)]
(9)      Surrender Charges Collected
     (a)    Collected on Withdrawal
     (b)    Collected on Death
     (c)    Waived
     (d)        Total  [(8a)+(8b)+(8c)]
(10)     Total Outflow from Fixed [(4)+(5)+(6c)+(7)-(8c)-(8d)]
(11)     Net Fixed Deferred Cashflow [(3)-(10)]

                              COINSURANCE AGREEMENT
                             SCHEDULE K (CONTINUED)


                       MONTHLY CASH SETTLEMENT INFORMATION



                                                                       Month to         Quarter       Year to
                                                                         Date           to date        date
                                                                       --------         -------       -------
(B)  PAYOUT ACTIVITY

(1)  Annuitized Funds (Account Value)
       (a)  Immediate Annuity Premium
       (b)  Variable to Fixed Annuitizations
       (c)  Fixed to Variable Annuitizations
       (d)        Total Annuitized Funds [(1a)+(1b)-(1c)]

(2)  Premium Taxes (Back & Front-end)
       (a)  Immediate Annuity
       (b)  Var/Fixed Settlement Annuity
       (c)   Fixed/Fixed Settlement Annuity
       (d)        Total [(2a)+(2b)+(2c)]

(3)  Benefit Payments
       (a)  Immediate Annuity -  Regular
       (b)  Immediate Annuity - Commuted (Deaths)
       (c)  Settlement Annuity - Regular                                                                                (d)
       Settlement Annuity - Commuted (Deaths)                                                                           (e)
       Total Benefits [(3a)+(3b)+(3c)+(3d)]

(4)  Net Payout Annuity Activity [(1d)-(2d)-(3a)]

(C)  CAN'T READ FROM COPY

(1)  Agent Compensation
       (a)  Commissions Paid (see schedule)
       (b)  Commissions Charged-back (see schedule)
       (c)  Renewal Comm. Adj. (see schedule)
       (d)  High Age Adj. (see schedule)
       (e)  Trails Paid (see schedule)
       (f)          Total Compensation [(1a)-(1b)+(1c)-(1d)+(1e)]

(2)  Issue Expenses (see schedule)

(3)  Maintenance Expenses (see schedule)

(4)  Transfer Allowance on Net Fund Transfers to Fixed
         (including loans - see schedule)

(5)  Transfer Allowance on Net Product Exchanges to Fixed
         (see schedule)

(6)  Premium Tax Reimbursement

(7)  Total Allowances [(1f)+(2)+(3)+(4)+(5)+(6)]

                              COINSURANCE AGREEMENT
                             SCHEDULE K (CONTINUED)


                       MONTHLY CASH SETTLEMENT INFORMATION



                                                                                Month to      Quarter       Year to
                                                                                  Date        to date        date
                                                                                --------      -------       -------
(D)  OTHER ACTIVITY

(1)  Excess Interest Credited

(2)  Policy Loans
       (a) Loan Principal Paid Back to Fixed
       (b) Loan Interest Paid Back to Fixed
       (c) New Loans from Fixed
       (d) Interest on Variable Paybacks
       (e) Interest Capitalized on Variable Loans
       (f) Int. Credited on Loans from Var.
       (g) Reduction due Fixed & Variable Decrements (asset fund)
       (h)     Net Loan Cashflow [(2a)+(2b)-(2c)+(2d)+(2e)-(2f)+(2g)]

(3)  Total Other Activity [(1)+(2f)]

(E)  CASH DUE TO (FROM) PSI [(A11)+(B4)-(C7)+(D3)]

(F)  CASH PAID TO (FROM) PSI DURING MONTH

(G)  MONTHLY TRUE-UP [(E)-(F)]

(H)  SUMMARY RECONCILIATION OF DAILY AND MONTHLY DEFERRED ANNUITY ACTIVITY

(1)  True-up of daily items (monthly deferred annuity and allowances)
     [(A1)+(A2c)-(A4)-(A5)-(A6c)-(A7)+(A8a)+(A9a)-(C1a)-(C2)-(C3)-(C4)-(C5)]

(2)  Cash Paid to(from) PSI During Month

(3)  Difference [(H1)-(H2)]*




*See attached explanation if these items are not equal

                              COINSURANCE AGREEMENT
                             SCHEDULE K (CONTINUED)


                       MONTHLY CASH SETTLEMENT INFORMATION



(I)  ITEMIZED RECONCILIATION OF DAILY AND MONTHLY DEFERRED ANNUITY ACTIVITY


                                                           {i}           {ii}
                                                        Cumulative      Monthly
                                                          Daily         True-up
                                                        ----------      -------
(1)  Transfers/Exchanges from Variable
       (a)  Transfers from Variable to Fixed
       (b)  Product Exchanges from Variable to Fixed
       (c)        Total Transfers In [(1a)+(1b)]

(2)  Transfers/Exchanges from Fixed
       (a)  Transfers from Fixed to Variable
       (b)  Product Exchanges from Fixed to Variable
       (c)  Total Transfers Out [(2a)+(2b)]

(3)  Allowances
       (a)  Commissions Paid
       (b)  Issue Expenses
       (c)  Maintenance Expenses
       (d)  Transfer Settlement
       (e)  Total

(4)  Total [(I1)-(I2)-(I3)]

(5)  Variances
     (line 4 column (i) less column (ii)




Prepared by:    _________________________


Approved by:    _________________________


Date Prepared:  _________________________

                              COINSURANCE AGREEMENT
                             SCHEDULE K (CONTINUED)

                        DAILY CASH SETTLEMENT INFORMATION


Company:  ___________

For Activity of:  _____________

                                                                            Month to        Quarter         Year to
                                                                              Date          to date           date
                                                                            --------        -------         -------
(1)  Fixed to Fixed Transfers/Exchanges
       (a)  Transfers from Fixed to Fixed
       (b)  Product Exchanges from Fixed to Fixed
       (c)  Fixed/Fixed Annuitizations (account value)

(2)  Admin Fees Collected

(3)  Deferred Annuity Interest Credited

(4)  Number of Policies in Force
       (a)  Deferred
       (b)  Payout

(5)  Fixed Premiums in Suspense (detail attached)

(6)  Fixed Account Claims not yet Processed

(7)  Policy Loan Reconciliation - Collateral Account
       (a)  Collateral Account at Beg. of  Period
       (b)  New Loans Taken
       (c)  Reduction due to Surrender
       (d)  Reduction due to Maturity
       (e)  Reduction due to Annuitization
       (f)  Reduction due to death
       (g)  Principal Repaid
       (h)  Interest Credited to Collateral Account
       (i)  Interest Capitalized due Non-payment
       (j)  Collateral Account at End of Period
              [(7a)+(7b)-(7c)-(7d)-(7e)-(7f)-(7g)-(7h)+(7i)]
       (k)  Change in Collateral Account [(7j)-(7a)]
       (l)  Interest Expense Accrued but not Credited to Collateral Fund

(8) Policy Loan Reconciliation - Asset Fund
       (a)  Asset Fund at Beg. of Period
       (b)  New Loans Taken
       (c)  Reduction due to Surrender
       (d)  Reduction due to Maturity
       (e)  Reduction due to Annuitization
       (f)  Reduction due to Death
       (g)  Principal Repaid
       (h)  Interest Capitalized
       (i)  Asset Fund End of Period
              [(7a)+(7b)-(7c)-(7d)-(7e)-(7f)-(7g)+(7h)]
       (j)  Int. Inc. Accrued but not cap. on Asset Fund




  Prepared by:    _______________________

  Approved by:    _______________________

  Date Prepared:  _______________________

                              COINSURANCE AGREEMENT
                                   SCHEDULE L
                              RULES OF THE COMPANY

         The reinsured, The Manufacturers Life Insurance Company of North America, will achieve the service standards set forth below when dealing with Reinsured Portions of Policies reinsured under this Agreement.

The Manufacturers Life Insurance Company of North America will:

1) Answer telephones within 30 seconds of the call being received during Business Days;

2) Issue new Policies within 2 full Business Days of all requirements needed to issue a Policy having been received by MNA at its office in Boston, Massachusetts;

3) Complete processing of Policy terminations and withdrawals within 2 full Business Days of all requirements needed for such transactions having been received by MNA at its office in Boston, Massachusetts;

4) Complete processing of all non-financial Policy changes within 5 full business Days of all requirements needed for such transactions having been received by MNA at its office in Boston, Massachusetts; and

5) Send Letters of Acceptance regarding 1035 exchanges within 5 full Business Days of receipt by MNA at its office in Boston, Massachusetts.

6) Release commission payments to Broker Dealers within 2 full Business Days of receipt of Commission Statements/Checks by MNA at its office in Boston, Massachusetts.

MNA will meet the above standards, on average, 90% of the time.

In any event, MNA will employ service standards for the Reinsured Portions at least at the same target level as those used for the Policies in their entirety. Target is defined in the MNA Incentive Pay Plan for Annuity Customer Service. In the event targets are revised, MNA will notify Peoples in writing within 30 days of any such revisions becoming effective.